Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

As independent registered public accountants, we consent to the incorporation by reference of our report dated June 26, 2012 relating to the financial statements and supplemental schedule of the NSTAR Savings Plan as of and for the year ended December 31, 2011 included in this Form 11-K and incorporated by reference into Northeast Utilities' previously filed Registration Statement on Form S-8 (File No 333-181258).

McGladrey LLP

/s/

McGladrey LLP

Boston, Massachusetts

June 26, 2013